EXHIBIT 4.01

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                         LOAN AGREEMENT

                            between

                          ALTA GOLD CO.
                          as Borrower,

                               and

                      GERALD METALS, INC.,
                            as Lender

                    Dated as of May 31, 1996

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                        TABLE OF CONTENTS

                                                             Page

I.   DEFINITIONS                                              1

II.  GENERAL TERMS                                            4

     2.01.  Loan                                              4
     2.02.  Payments of Principal and Interest on the Loan    4
     2.03.  Withholding                                       5
     2.04.  Use of Proceeds                                   5
     2.05.  Security                                          5

III. REPRESENTATIONS AND WARRANTIES                           6

     3.01.  Financial Statements                              6
     3.02.  Organization, Etc.                                6
     3.03.  Authorization, Compliance, Etc.                   6
     3.04.  Litigation                                        6
     3.05.  Title to Properties                               6
     3.06.  Filing and Payment of Taxes                       7
     3.07.  Full Disclosure                                   7
     3.08.  Enforceability                                    7
     3.09.  Solvency                                          7

IV.  CONDITIONS PRECEDENT                                     7

V.   AFFIRMATIVE COVENANTS                                    9

     5.01.  Preservation of Assets; Compliance with Law       9
     5.02.  Taxes, Etc.                                       9
     5.03.  Notice of Proceedings or Adverse Change           9
     5.04.  Notice of Default or Event of Default             9
     5.05.  Reimbursement of Expenses                         9
     5.06.  Insurance                                         9

VI.  NEGATIVE COVENANTS                                      10

     6.01.  Fundamental Changes                              10
     6.02.  Illegal Activities                               10
     6.03.  Dividends                                        10
     6.04.  Liens                                            10

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VII. DEFAULTS/RIGHTS AND REMEDIES OF LENDER UPON DEFAULT     11

     7.01.  Events of Default                                11
     7.02.  Default Rate                                     13

VIII. MISCELLANEOUS                                          13

     8.01.  Survival                                         13
     8.02.  Indemnification                                  13
     8.03.  Nonliability of Lender                           14
     8.04.  Governing Law; Submission to Jurisdiction;
            Waiver of Jury Trial; Waiver of Damages          14
     8.05.  Amendments, Etc.                                 16
     8.06.  Waiver                                           16
     8.07.  Notices                                          16
     8.08.  Successors and Assigns                           17
     8.09.  Severability                                     17
     8.10.  Section Headings                                 18
     8.11.  Integration                                      18
     8.12.  Counterparts                                     18

                      SCHEDULE OF EXHIBITS

Exhibit A - Request for Advance
Exhibit B - Permitted Liens
Exhibit C - Opinion of Counsel
Exhibit D - Loss Payable Endorsement

                         LOAN AGREEMENT

     THIS LOAN AGREEMENT (as the same may be amended from time to time, "this Agreement") is made as of the 31st day of May, 1996, between GERALD METALS, INC., a Delaware corporation with its principal office at High Ridge Park, Stamford, Connecticut 06904 ("Lender"), and ALTA GOLD CO., a Nevada corporation with its principal office at 601 Whitney Ranch Drive. Suite 10, Henderson, Nevada 89014 ("Borrower").

                 W I T N E S S E T H    T H A T:

     Borrower has requested that Lender provide Borrower with a secured loan in a principal amount of up to Five Million Dollars ($5,000,000) (the "Loan") and Lender has agreed to extend such Loan upon the terms and subject to the conditions hereinafter set forth. Capitalized terms used herein are defined in Article I of this Agreement.

                            ARTICLE I

                           DEFINITIONS

     As used herein, the following terms shall have the indicated meanings:

     "ADVANCE"  or  "ADVANCES"  shall  mean  the  individual   or
aggregate  principal  amount  advanced  by  Lender  to   Borrower
pursuant to Section 2.01 of this Agreement.

     "BORROWER" shall have the meaning given to such term in the preamble.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day when commercial banks are authorized or required to be closed in the State of New York.

     "COLLATERAL" shall mean any and all assets, rights and interests in or to property of Borrower pledged or mortgaged to Lender, or in which a security interest is granted to Lender, from time to time, as security pursuant to the Security Documents, whether now owned or hereafter acquired.

     "COMMITMENT"  shall have the meaning given to such  term  in
Section 2.01(a) of this Agreement.

     "DEFAULT" shall mean an event, condition or default which with the giving of notice, the passage of time, or both, would be an Event of Default.

     "DEFAULT RATE" shall have the meaning given to such term  in
Section 7.02 of this Agreement.

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     "EVENT OF DEFAULT" shall have the meaning given to such term in Section 7.01 of this Agreement.

     "EXPENSES" shall mean all present and future expenses incurred by or on behalf of Lender in connection with this Agreement or any of the other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, attorneys' fees, disbursements and expenses, all costs and expenses incurred by Lender in opening bank accounts, depositing checks, receiving and transferring funds, and any charges due to "insufficient funds" of deposited checks and Lender's standard fee relating thereto, fees and expenses of accountants, appraisers or other experts or advisors retained by Lender, fees and taxes relative to the filing of financing statements, costs of preparing and recording the Security Documents and all expenses, costs and fees set forth in Articles V, VII or VIII of this Agreement.

     "FINANCIAL STATEMENTS" shall mean the balance sheet,  income
statement,   statement  of  cash  flows  and  retained   earnings
statement of Borrower for the year or other period then ended.

     "GOVERNMENTAL AUTHORITY" shall mean the United States government, any state or other political subdivision thereof, any agency, court or body of the United States government, any state or other political subdivision thereof, or any quasi-governmental agency or authority exercising executive, legislative, judicial, regulatory or administrative functions.

     "LENDER" shall have the meaning given to such term in the preamble of this Agreement.

     "LIEN(S)" shall mean any lien, claim, charge, pledge, security interest, mortgage, deed of trust or other encumbrance.

     "LIBOR"  shall  mean the overnight London Interbank  Offered
Rate quoted by Telerate, as of 11:00 A.M. British Standard Time, or as otherwise mutually agreed.

     "LOAN" shall have the meaning given to such term in the preamble to this Agreement.

     "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Security Documents and all other documents or instruments executed and delivered by or on behalf of Borrower in connection with the Loan and the transactions contemplated hereby, as the same may hereafter be amended, supplemented, restated or otherwise modified from time to time.

     "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower or (ii) the Collateral, in each case as determined by Lender.

     "MATERIAL ADVERSE EFFECT" shall mean (i) a Material Adverse Change, (ii) a material adverse effect on Borrower's ability to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (iii) a material adverse effect on the rights and remedies of Lender under any of the Loan Documents, in each case as determined by Lender.

     "MATURITY DATE" shall mean November 28, 1997.

     "NOTE" shall mean the Secured Promissory Note of even date herewith in the original principal amount of $5,000,000 made by Borrower in favor of Lender to evidence the Loan, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "OBLIGATIONS" shall mean the Loan, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding). Obligations shall also include any other indebtedness owing to Lender by Borrower under this Agreement, the Note, the Security Documents or under any other agreement or arrangement now or hereafter entered into between Borrower and Lender with respect to the Loan.

     "PERMITTED   LIENS"  shall  mean  certain   existing   liens
identified on Exhibit B hereto.

     "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

     "PRIME RATE" shall mean the rate which The Chase Manhattan Bank, N.A. announces from time to time at its principal office in New York, New York as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

     "SECURITY  AGREEMENT"  shall  mean  that  certain   Security
Agreement of even date herewith made by Borrower in favor of Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "SECURITY DOCUMENTS" shall have the meaning given to such term in Section 2.05 of this Agreement.

                           ARTICLE II

                          GENERAL TERMS

     SECTION 2.01. LOAN.(a) Subject to all of the terms and conditions contained in this Agreement and provided no Default or Event of Default has occurred, Lender agrees to make Advances to Borrower from time to time until December 31, 1996 (the "Loan") in the aggregate principal amount of up to Five Million Dollars ($5,000,000) (the "Commitment"). Borrower may request Advances from Lender in accordance with Section 2.01(b) hereof. Each Advance shall be in an amount of at least Five Hundred Thousand Dollars ($500,000). If at any time the outstanding principal balance of the Loan exceeds the Commitment, Borrower shall immediately pay to Lender the amount of such excess. The Advances shall be evidenced by the Note, which Note is hereby incorporated herein by reference and made a part hereof. No Advances will be made on or after December 31, 1996.

          (b) Advances under the Loan will be made by Lender to Borrower upon telephonic request to credit such Advance to Borrower's account made by an officer of Borrower who has been duly authorized by its board of directors and whose name, along with a certified copy of such resolutions, has been transmitted to Lender. Such request shall be confirmed in writing by Lender's receipt, within two (2) Business Days thereafter, of a request for Advance in the form of EXHIBIT A hereto, signed by a duly authorized officer of Borrower indicating the date and amount of the Advance requested and acknowledging the principal balance outstanding on the Loan, as of the said date after taking into consideration the amount of the Advance as so requested.

     SECTION 2.02. PAYMENTS OF PRINCIPAL AND INTEREST ON THE LOAN. (a) Unless the Default Rate shall apply, the outstanding principal balance of the Loan shall bear interest at LIBOR plus two percent (2%). Interest will be computed in arrears and based on a three hundred sixty (360) day year counting the actual number of days elapsed and will be payable not later than five
(5)  Business  Days  after  the end  of  each  month  (commencing
_________, 1996).

          (b) Borrower will remit to Lender (i) on December 31, 1996, January 31, 1997 and February 28, 1997 installments of principal each in an amount equal to One Hundred Thousand Dollars ($100,000) and (ii) commencing March 31, 1997 and continuing on the last Business Day of each month thereafter, Borrower will remit to Lender nine (9) installments of principal each in an amount equal to one-ninth of the principal amount outstanding under the Note on February 28, 1997. If any monthly principal installment is paid in a different amount and/or on a date other than the last Business Day of each such month, then Lender, at its sole discretion, may charge breakage costs to Borrower. A final payment of all remaining principal and accrued interest will be made by Borrower to Lender on the Maturity Date.

          (c) In addition to payment of monthly installments of principal as provided in Subsection 2.02(b) above, Borrower shall prepay the Note in the amount, and immediately upon receipt, of all proceeds from (i) any public or private equity or debt offering of Borrower (except proceeds from any exercise of rights under the employee stock option plan of Borrower), (ii) any debt financing on the Kinsley and/or Olinghouse mining properties of Borrower or (iii) any sale of all or any portion of such mining properties.

          (d) All payments to be made by Borrower of principal of, and interest on, the Note and all Expenses payable by Borrower hereunder, shall be made in such manner as may be designated by Lender in writing to Borrower, and in any event all such payments shall be made to Lender in U.S. dollars in immediately available funds prior to 12:00 o'clock Noon (New York City time) on or before the day that such payment is due.

     SECTION 2.03. WITHHOLDING. Borrower hereby agrees to indemnify and save Lender harmless from and against any liability (either directly or by way of deduction, withholding, or otherwise) for any present or future tax, duty, levy, impost, fee or charge in respect of, or arising out of, the execution and delivery of or performance under this Agreement or the making of the Loan hereby or the consummation of any of the transactions contemplated by this Agreement, other than taxes which are assessed on a net income basis and remitted by Lender to the United States of America and any political subdivision or taxing authority thereof or therein in respect of, or arising out of, the making of the Loan hereunder and the entering into of the transactions described above. The obligations of Borrower to pay any sums which may become payable under this Section 2.03 will survive the expiration or other termination of this Agreement.

     SECTION 2.04. USE OF PROCEEDS. The proceeds of the Loan shall be used exclusively by Borrower for working capital and the payment of Expenses.

     SECTION  2.05.   SECURITY.  Payment and performance  of  the
Obligations  and  any  other  indebtedness  and  liabilities   of
Borrower to Lender, whether under the Note or otherwise, shall be secured by:

          (a) a first priority security interest in Collateral pursuant to the terms of the Security Agreement;

          (b) a mortgage executed by Borrower granting thereby a first priority mortgage loan on the real estate and all improvements thereon located at the Kinsley Mine; and

          (c) such other agreements may be required by Lender and necessary to attach or perfect a Lien in the items covered by Subsections (a) and (b) above.

     All agreements and instruments described in this Section 2.05, together with any and all other agreements and instruments now or hereafter securing the Note, are sometimes hereinafter referred to collectively as the "Security Documents" and individually as a "Security Document."

                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement and to make the Loan, Borrower hereby represents and warrants to Lender (which representations and warranties shall survive the delivery of the Note and the making of the Loan and shall continue until payment in full of the Obligations) that:

     SECTION 3.01. FINANCIAL STATEMENTS. Borrower has heretofore furnished to Lender Borrower's Financial Statements dated March 31, 1996 which fairly present the financial condition of Borrower as of their date, and the results of its operations for the year or other period then ended. To the best of Borrower's knowledge and belief, Borrower does not have any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specifically mentioned in the Financial Statements. Since the date of the Financial Statements, there has been no Material Adverse Change and no dividends or other distributions have been declared or paid or made to the shareholders of Borrower.

     SECTION 3.02. ORGANIZATION, ETC. Borrower (a) is duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) is duly qualified to transact business in every jurisdiction where, because of the nature of its business or property, such qualification is required, (c) has full power and authority to own its property and assets and to carry on its business as now conducted, and (d) has full power to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

     SECTION 3.03. AUTHORIZATION, COMPLIANCE, ETC. The execution and delivery of, and the performance by Borrower of its Obligations under, the Loan Documents (a) are within its corporate powers, (b) have been duly authorized by all requisite corporate action, (c) do not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of Borrower, and (d) do not violate any indenture, agreement or other instrument to which Borrower is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any Lien upon any of the property or assets of Borrower pursuant to, any such indenture, agreement or instrument. Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of the Loan Documents.

     SECTION 3.04. LITIGATION. There is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower which, if adversely determined, would have a Material Adverse Effect.

     SECTION 3.05. TITLE TO PROPERTIES. Borrower has good title to all Collateral, free and clear of all Liens of any kind, except Permitted Liens and restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment of Borrower of such properties and assets in the normal course of its business as presently conducted or materially impaired the value of such properties and assets for the purpose of such business.

     SECTION  3.06.  FILING AND PAYMENT OF TAXES.   Borrower  has
filed all tax returns required to be filed by Borrower, and has paid, or made adequate provision for the payment of, all taxes, charges and assessments due and payable by Borrower.

     SECTION 3.07. FULL DISCLOSURE. Neither the Financial Statements referred to in Section 3.01, nor any statement of fact made by or on behalf of Borrower in this Agreement or any of the other Loan Documents or any certificate, written statement or schedule furnished to Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact known to Borrower which has not been disclosed to Lender in writing, which could have a Material Adverse Effect.

     SECTION 3.08. ENFORCEABILITY. This Agreement and all of the other Loan Documents executed and delivered in connection herewith are legal, valid and binding obligations of Borrower and are enforceable against Borrower, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

     SECTION 3.09. SOLVENCY. The fair saleable value of Borrower's assets exceeds all probable liabilities of Borrower; Borrower, to the best of its knowledge, does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged; and Borrower has not incurred, nor believes that it will incur after giving effect to the transactions contemplated by this Agreement, debts beyond its ability to pay such debts as they become due.

                           ARTICLE IV

                      CONDITIONS PRECEDENT

     The obligation of Lender to make the Loan is subject to the satisfaction of the following conditions precedent:

          (a)   The  representations and warranties set forth  in
     Article III hereof and in all other Loan Documents shall be true and correct.

          (b) Borrower shall have executed and delivered to Lender, or caused to be executed and delivered to Lender, on or prior to the date of execution of this Agreement, the following:

                (i)  The Note;

               (ii) A certificate of the Secretary or Assistant Secretary of Borrower certifying to the votes of Borrower's Board of Directors authorizing the execution and delivery of this Agreement, the Note and the Loan Documents;

              (iii) A certificate of the Secretary or Assistant Secretary of Borrower which shall certify the names of the officers of Borrower authorized to sign this
          Agreement, the Note, and any other documents or certificates to be delivered pursuant to this Agreement by Borrower or any of its officers, together with the true signatures of such officers. Lender may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

               (iv) Good Standing Certificates, dated reasonably near the date of the Loan, of the Nevada Secretary of State stating that Borrower is duly incorporated (or qualified) and in good standing in such jurisdiction and has filed all annual reports and has paid all franchise and other taxes required to be filed or paid to the date of such certificate;

                (v) A favorable written opinion of Borrower's counsel in favor of Lender, dated the date of this Agreement, in the form attached hereto as EXHIBIT C;

               (vi) The Security Documents, together with any other documents required by the terms thereof; and

               (vii) Such other supporting documents, legal opinions, agreements and certificates as Lender or its counsel may request.

          (c) All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for Lender.

          (d) Lender shall have received payment in full of all Expenses referred to in Article V hereof which are payable to Lender on or before the date of execution of this Agreement (such Expenses not to exceed $2,000).

          (e) No Default or Event of Default shall have occurred and be continuing or would result from the making of the Loan.

          (f)    No   Material  Adverse  Change,  or  development
     reasonably likely to have a Material Adverse Effect, shall have occurred and be continuing.

                            ARTICLE V

                      AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, Borrower will:

     SECTION 5.01.  PRESERVATION OF ASSETS; COMPLIANCE WITH  LAW.
(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises; and

          (b)    Comply   with   all  applicable   laws,   rules,
regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority.

     SECTION 5.02. TAXES, ETC. Pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of the Collateral.

     SECTION 5.03. NOTICE OF PROCEEDINGS OR ADVERSE CHANGE. Give written notice to Lender, as soon as possible and in any event within fifteen (15) days after Borrower has knowledge, of
(i) any proceedings or investigations being instituted by or against Borrower in any federal or state court or before any commission or other regulatory body, whether federal, state or local which, if adversely determined, would have a Material Adverse Effect and (ii) any Material Adverse Change.

     SECTION  5.04.   NOTICE  OF DEFAULT  OR  EVENT  OF  DEFAULT.
Immediately advise Lender of the occurrence of any Default or Event of Default.

     SECTION 5.05. REIMBURSEMENT OF EXPENSES. On the date of execution of this Agreement, reimburse Lender for all Expenses incurred by Lender on or prior to such date. From and after such date, Borrower shall promptly reimburse Lender for all Expenses as the same are incurred by Lender and upon receipt of invoices therefor.

     SECTION 5.06. INSURANCE. Maintain at all times insurance coverage in respect of the properties and assets of Borrower in amounts, on terms and with such financially sound and reputable insurers reasonably acceptable to Lender, as in consistent with Borrower's ordinary course of business. Such coverage shall include, without limitation, fire and extended coverage insurance for the full insurable value of all buildings and other improvements located on property constituting Collateral and public liability and worker's compensation insurance, all in amounts not less than the amount of the coverage maintained immediately prior to the execution of this Agreement and under policies in form and content reasonably acceptable to Lender. All policies of insurance shall name Lender as loss payee and additional insured pursuant to an endorsement as set out in EXHIBIT D hereto.

     Any surplus remaining from any such insurance in excess of all indebtedness, liabilities and obligations of Borrower to Lender shall be delivered to Borrower, or its successors or assigns.

     Borrower shall furnish Lender with an original copy of all policies of insurance. If Lender permits Borrower to provide any of the required insurance through blanket policies, the Borrower shall furnish Lender with a certificate of insurance for each such policy setting forth coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date.

                           ARTICLE VI

                       NEGATIVE COVENANTS

     Borrower covenants and agrees that, until payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, Borrower will not, directly or indirectly:

     SECTION 6.01. FUNDAMENTAL CHANGES. Dissolve, liquidate, merge, consolidate or otherwise alter or modify Borrower's corporate name, mailing address, principal place of business, structure, status or existence or enter into or engage in any operation or activity materially different from that presently conducted by Borrower; make any substantial change in its executive management; or amend its corporate charter or by-laws in any manner that could have a Material Adverse Effect.

     SECTION 6.02.  ILLEGAL ACTIVITIES.  Engage in any conduct or
activity,   including,   without   limitation,   a   pattern   of
racketeering activity, that could subject any of Borrower's assets to forfeiture or seizure.

     SECTION 6.03. DIVIDENDS. Pay any dividends, or make any distribution of cash or property, or both, to holders of shares of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire for a consideration, any shares of its capital stock, of any class.

     SECTION 6.04. LIENS. Create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or Kinsley properties, now or hereafter owned, other than:

          (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

        (ii) deposits under worker's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds or reclamation bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

        (iii) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

         (iv)  liens in favor of Lender;

          (v) liens in favor of other entities providing financing to Borrower related to mining properties and not to exceed One Million Dollars ($1,000,000) in the aggregate at any time; and

         (vi)  Permitted Liens.

                           ARTICLE VII

       DEFAULTS/RIGHTS AND REMEDIES OF LENDER UPON DEFAULT

     SECTION 7.01. EVENTS OF DEFAULT. In each case of happening of any of the following events (each of which is herein and in the Note and the Security Documents sometimes called an "Event of Default"):

          (a) failure of Borrower to pay (i) any installment of principal of, or interest on, the Note (provided, however, in the case of interest on the Note, that such failure continues for a period of three (3) Business Days following its occurrence), (ii) Expenses or (iii) any other Obligations, when the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise;

          (b) failure of Borrower to perform, comply with or observe any term, covenant or agreement applicable to Borrower (other than as set forth in other paragraphs of this Section 7.01) contained in Articles II, V or VI hereof,
     Section 8.02 hereof or in the Note, which failure continues for a period of ten (10) days following its occurrence;

          (c) failure of Borrower to perform, comply with or observe any other term, covenant or agreement applicable to Borrower pursuant to this Agreement other than as set forth in other paragraphs of this Section 7.01, and such default shall continue unremedied for a period of twenty (20) days after the delivery of written notice thereof by Lender to Borrower;

          (d) any representation or warranty made by or on behalf of Borrower pursuant to this Agreement, any other Loan Document or any other agreement, document, instrument or certificate executed by Borrower in favor of Lender shall be untrue or misleading in any material adverse respect as of the date such representation or warranty was made or is deemed to have been made;

          (e) the occurrence of any "Event of Default" as defined in any Security Document;

          (f) Borrower shall (i) discontinue or abandon operation of its business, (ii) apply for or consent to or suffer the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) file, or have filed against it, a petition for relief under Title 11 of the United States Code, (vi) file, or have filed against it, a petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate or action shall be taken for the purpose of effecting any of the foregoing, (vii) become insolvent,
     (viii)  fail  to generally pay its debts as they  mature  or
     (ix) have liabilities which exceed the fair value of its assets;

          (g) for any reason, any Security Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected within a reasonable time subsequent to the execution and delivery of this Agreement;

          (h)   Borrower  suffers or sustains a Material  Adverse
     Change or the prospect of repayment of Lender is materially impaired; or

          (i) the occurrence of any "Event of Default" as defined in that certain Trading Agreement between Borrower and Lender dated January 24, 1995, as amended or modified from time to time;

then, upon the occurrence of any such Event of Default which has not been cured by Borrower or waived in writing by Lender, Lender may, by notice to Borrower, declare all Obligations to be immediately due and payable. Upon Lender's declaration, the Obligations shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such Obligations to the contrary notwithstanding (except with respect to any Event of Default set forth in Section 7.01(f), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) and any obligation of Lender to make the Loan to Borrower shall immediately terminate. Lender may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Lender, whether under this Agreement, the Security Documents or under any agreement securing the Obligations of Borrower hereunder, or afforded by applicable law. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. Borrower agrees to pay Lender's attorneys' reasonable fees and legal expenses incurred in enforcing Lender's rights, powers and remedies under this Agreement, the Note, the Security Documents and any other agreement securing the Obligations.

     SECTION 7.02. DEFAULT RATE. Without regard to whether Lender has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable interest rate under the Note shall be increased, to the extent permitted by law, to a rate per annum equal to the Prime Rate plus three percent (3%).

                          ARTICLE VIII

                          MISCELLANEOUS

     SECTION 8.01. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties herein and in the certificates delivered pursuant hereto, shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note and shall continue in full force and effect so long as the Note and any other indebtedness of Borrower to Lender is outstanding and unpaid.

     SECTION 8.02. INDEMNIFICATION. Borrower shall and hereby agrees to indemnify, defend and hold harmless Lender and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) this Agreement or the transactions contemplated hereby, (ii) any actual or proposed use by Borrower of the proceeds of the Loan, (iii) any breach by Borrower of any of the provisions of this Agreement or (iv) Lender's entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. If and to the extent that any Obligations are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Borrower's obligations set forth in this
Section 8.02 shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise. In addition, Borrower shall, upon demand, pay to Lender all costs and expenses (including the reasonable fees and disbursements of counsel) paid or incurred by Lender in (i) enforcing or defending its rights under or in respect of this Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) collecting the Loan, (iii) foreclosing or otherwise collecting upon the Collateral or any part thereof and
(iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

     SECTION 8.03. NONLIABILITY OF LENDER. THE RELATIONSHIP BETWEEN BORROWER AND LENDER SHALL BE SOLELY THAT OF BORROWER AND LENDER. LENDER SHALL NOT HAVE ANY FIDUCIARY RESPONSIBILITIES TO BORROWER. BORROWER (i) AGREES THAT LENDER SHALL NOT HAVE ANY LIABILITY TO BORROWER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION HEREWITH OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IT IS BINDING ON LENDER (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF LENDER, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND (ii) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST LENDER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE), EXCEPT A CLAIM BASED UPON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS EFFECTIVE, LENDER SHALL NOT HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON LENDER (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH DAMAGES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF LENDER CONSTITUTING WILLFUL MISCONDUCT.

     SECTION 8.04. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BORROWER AND LENDER IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

          (b)   EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH  AND  IN
PARAGRAPH (f) BELOW, BORROWER AND LENDER AGREE THAT ALL DISPUTES

BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT BORROWER AND LENDER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. BORROWER WAIVES IN ALL DISPUTES ANY OBLIGATION THAT IT MAY HAVE TO THE LOCATION OF SUCH COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (c) BORROWER AGREES THAT LENDER SHALL HAVE THE RIGHT TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY
SELECTED IN GOOD FAITH TO ENABLE LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF LENDER. BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (d) BORROWER AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          (e) BORROWER HEREBY IRREVOCABLY DESIGNATES PARSONS BEHLE & LATIMER, ONE UTAH CENTER, 201 SOUTH MAIN STREET, SUITE 1800, P.O. BOX 45898, SALT LAKE CITY, UT 84145-0898, FAX NO.
(801) 536-6111, ATTENTION: R. CRAIG JOHNSON, ESQ., AS THE DESIGNEE, APPOINTEE AND AGENT OF BORROWER TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE
SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH

SERVICE  TO  BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER  SUCH
MAILING.

          (f)  NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO
SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE
LEGAL  PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER  IN  ANY
OTHER JURISDICTION.

          (g) BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF LENDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN BORROWER AND LENDER.

     SECTION 8.05. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, or of the Note, or of any of the Security Documents, nor consent to any departure by Borrower from a provision, shall be effective unless the same shall be in writing and signed by Lender. A written amendment, consent or waiver shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand, on Borrower, in any one case, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     SECTION 8.06. WAIVER. Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder, or under the Note, or any Security Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

     SECTION 8.07. NOTICES. All notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the applicable party at the addresses set forth below, or by facsimile transmission (including, without limitation, computer generated facsimile), promptly confirmed in writing sent by first class mail, to the FAX numbers and addresses set forth below.

     If to Lender:

          Gerald Metals, Inc.
          High Ridge Park
          Stamford, Connecticut  06904
          Attention:  Robert Kaeser
          cc:  Treasurer
          FAX No.:  (203) 609-8439

     With a copy to:

          Edwards & Angell
          2700 Hospital Trust Tower
          Providence, Rhode Island  02903
          Attention:  James P. Kelly, Esq.
          FAX No.:  (401) 276-6611

     If to Borrower:

          Alta Gold Co.
          601 Whitney Ranch Drive
          Suite 10
          Henderson, Nevada  89014
          Attention:  President
          FAX No.:  (702) 433-1547

     With a copy to:

          Parsons Behle & Latimer
          One Utah Center
          201 South Main Street, Suite 1800
          P.O. Box 45898
          Salt Lake City, UT  84145-0898
          Attention:  R. Craig Johnson, Esq.
          FAX No. (801) 536-6111

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and correspondence shall be deemed given upon the earliest to occur of (i) actual receipt, (ii) if sent by certified or registered mail, three (3) Business Days after being postmarked, (iii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused or (iv) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

     SECTION 8.08. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign this Agreement or any interest herein without the prior written consent of Lender. Lender may, without the consent of Borrower, assign to one or more banks, financial institutions or investment companies all or a portion of Lender's rights and obligations under this Agreement, the Note and the Security Documents.

     SECTION 8.09. SEVERABILITY. In case any provision in or obligation under this Agreement or the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 8.10. SECTION HEADINGS. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     SECTION 8.11. INTEGRATION. This Agreement supersedes Borrower's application for credit, commitment letters and proposal letters in respect hereof, and all other prior dealings between the parties hereto and their respective agents, employees or officers with respect to the credit facilities extended hereby, and this Agreement, together with the other Loan Documents and the Note, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

     SECTION 8.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN  WITNESS  WHEREOF, Lender and Borrower have  caused  this
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                              Lender:

                              GERALD METALS, INC.



                              By /s/
                              Title Vice President



                              By /s/
                              Title Senior Vice President

                              Borrower:

                              ALTA GOLD CO.



                              By /s/
                              Title President



                              By /s/
                              Title Sr Vice President & CFO

                            EXHIBIT A

                       REQUEST FOR ADVANCE

                                              ____________, 199__



Gerald Metals, Inc.
High Ridge Park
Stamford, Connecticut  06904

Attention:  Robert Kaeser

Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.01 of the Loan Agreement dated as of May ___, 1996, between the undersigned and Gerald Metals, Inc., as amended or modified from time to time (the "Loan Agreement"), and the undersigned, as borrower, hereby requests an Advance of $____________ to be made on _____________, 199__, which Advance shall be evidenced by the undersigned's Secured Promissory Note dated May ___, 1996. The principal balance outstanding under said Secured Promissory Note, after taking into consideration the amount of the Advance requested hereunder, is $____________.

     The undersigned hereby represents and warrants that (i) no event has occurred and is continuing, or would result from the proposed Advance, which constitutes an "Event of Default" or a "Default" as each term is defined in the Loan Agreement and (ii) the representations and warranties in Article III of the Loan Agreement remain true and correct as of the date hereof. The undersigned further represents and warrants that the financial condition of the undersigned has not materially adversely changed since the submission of the undersigned's most recent financial information to Lender.

     The officer signing below hereby individually represents that he/she is an authorized officer of the undersigned borrower and is authorized to request the Advance on behalf of such borrower.

                              Very truly yours,

                              ALTA GOLD CO.



                              By_________________________________
                              Title______________________________

                            EXHIBIT B

                         PERMITTED LIENS

(A) Property described in the following financing statements on file on date hereof:


Collateral
FILING OFFICE  SECURED PARTY   FILE NO.  FILE DATE  DESCRIPTION

Nevada         NERCO           91-10688  11/19/91   Escrow funds
Secretary of   Exploration
State          Company

               Cargill Leasing 95-08576  06/19/95   Equipment
               Corporation

               Cargill Leasing 95-12612  09/06/95   Equipment
               Corporation

               First National  96-       3/  /96    Mill and
               Bank of Ely                          equipment

               Lyon Credit Co. 96-       4/  /96    Equipment

(B) Purchase money security interests in property acquired after the date hereof.

(C) Liens imposed by any governmental authority for taxes, assessments or charges not yet due.

                            EXHIBIT C

                   FORM OF OPINION OF COUNSEL

                            EXHIBIT D

                    LOSS PAYABLE ENDORSEMENT



Policy No.:

Named Insured:  Alta Gold Co.



Name of Loss Payee and Additional Insured:  Gerald Metals, Inc.

Address:  High Ridge Park
          P.O. Box 10134
          Stamford, Connecticut  06904

Interest/Description of Property:

     Loss  under  this policy will be payable to the above  named
Loss Payee and Additional Insured as Lender or mortgagee as its interests may appear.

     The Loss Payee and Additional Insured now has or will acquire from time to time an insurable interest in certain property insured under this policy. Such interests will be established by documentary or other written evidence (including, without limitation, a security agreement).

     The  interest of the Loss Payee and Additional Insured  will not be impaired by:

     1. any act or neglect of the borrower, mortgagor or owner of the above described property except as provided in the last paragraph of this endorsement;

     2.  any change in the title or ownership of the property; or

     3. a more hazardous occupancy of the premises where the property is located than is permitted by this policy.

     We reserve the right to cancel this policy at any time as provided by its terms. If we do so, this policy will continue in force for the benefit only of the Loss Payee and Additional Insured for sixty (60) days after notice to the Loss Payee and Additional Insured of such cancellation and will then cease.

     Whenever we will pay the Loss Payee and Additional Insured any sum for loss or damage under this policy and claim that, as to the borrower, mortgagor or owner, no liability existed then we will, to the extent of such payment, be legally subrogated to all the rights of the party to whom the payment will be made, under all securities held as collateral to the debt. At our option, we may pay the Loss Payee and Additional Insured the whole principal due or to grow due on the debt with interest, and thereupon receive a full assignment and transfer of the debt and of the mortgage and all of such other securities as evidence of the interest of the Loss Payee and Additional Insured in the described property. However, no subrogation will impair the Loss Payee and Additional Insured's right to recover the full amount of its claim against the borrower, mortgagor or owner.

     All other provisions of the policy apply.